                             February 24, 1997








Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Purus, Inc. (the "Company") on Friday, March 21, 1997, at 10:00 a.m., local time, at the Company's corporate headquarters, 600 California Street, Suite 1300, San Francisco, California. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon.

     Your vote is important. Please complete, sign, date and return the enclosed proxy promptly in the accompanying reply envelope. Stockholders attending the Annual Meeting may revoke their proxies and vote in person, if they so desire.

     Sincerely,


     Russell K. Burbank
     Interim Chief Executive Officer












YOUR VOTE IS IMPORTANT
----------------------
SO THAT YOUR COMMON STOCK WILL BE REPRESENTED AT THE ANNUAL MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                               PURUS, INC.
                    600 California Street, Suite 1300
                        San Francisco, CA  94108

                               ----------





                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held March 21, 1997

                               ----------

TO THE STOCKHOLDERS OF PURUS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Purus, Inc., a Delaware corporation (the "Company"), will be held on Friday, March 21, 1997, at the Company's corporate headquarters, 600 California Street, Suite 1300, San Francisco, CA 94108, at 10:00a.m., local time, and thereafter as it may from time to time be adjourned or postponed, for the following purposes:

1. To elect the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.

2.   To transact such other business as may properly come before the Annual
     Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock of the Company is necessary to constitute a quorum at the Annual Meeting. Assuming that a quorum is present, a plurality of votes cast will be required for election of directors. KPMG Peat Marwick LLP has audited the Company's financial statements annually since 1992. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

     Only stockholders of record at the close of business on January 28, 1997 are entitled to notice of and to vote at the meeting.


     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. You may revoke your proxy at any time prior to exercise, and if you are present at the Annual Meeting you may, if you wish, revoke your proxy at that time and exercise your right to vote your shares in person.

     By Order of the Board of Directors




     Reinhard Siegrist
     Director

San Francisco, California
February 24, 1997

                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----
GENERAL INFORMATION FOR STOCKHOLDERS . . . . . . . . . . . . . . . . . . .1
     Revocability of Proxies . . . . . . . . . . . . . . . . . . . . . . .1
     Solicitation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Record Date and Voting. . . . . . . . . . . . . . . . . . . . . . . .1
     Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Share Ownership by Certain Beneficial Owners and Management . . . . .2

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING . . . . . . . . . . . . . .4

PROPOSAL ONE - ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . .4
     Nominees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Board of Directors Committees and Meetings. . . . . . . . . . . . . .5
     Directors' Compensation . . . . . . . . . . . . . . . . . . . . . . .5
     Compensation Committee Interlocks and Insider Participation . . . . .5

EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Executive Officers of the Registrant. . . . . . . . . . . . . . . . .6
     Summary Compensation Table. . . . . . . . . . . . . . . . . . . . . .6
     Stock Option Grants in Last Fiscal Year . . . . . . . . . . . . . . .7
     Option Exercises in Last Fiscal Year and Fiscal Year-End
          Option Values  . . . . . . . . . . . . . . . . . . . . . . . . .8
     Repricing of Options. . . . . . . . . . . . . . . . . . . . . . . . .8
     Employment, Termination and Change in Control Arrangements. . . . . .8
     Compensation Committee Report on Executive Compensation . . . . . . .9
     General Compensation Policy . . . . . . . . . . . . . . . . . . . . .9
     CEO Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Option Repricings . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Compliance with Internal Revenue Code Section 162(m). . . . . . . . 10

STOCK PERFORMANCE GRAPH. . . . . . . . . . . . . . . . . . . . . . . . . 11

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 12

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. . . . . . . . . 12

SUBMISSION OF STOCKHOLDER PROPOSALS - 1998 ANNUAL MEETING. . . . . . . . 13

INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . . . . . . . . . 13

OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                               PURUS, INC.
                    600 California Street, Suite 1300
                        San Francisco, CA  94108
                               ----------

                             PROXY STATEMENT

                               ----------
                 FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON MARCH 21, 1997


GENERAL INFORMATION FOR STOCKHOLDERS

     This Proxy Statement (the "Proxy Statement") is furnished to the holders of the common stock, par value $.01 per share (the "Common Stock"), of Purus, Inc., a Delaware Corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the 1997 Annual Meeting of Stockholders of the Company to be held on Friday, March 21, 1997, at 10:00 a.m., local time, at the Company's corporate headquarters, 600 California Street, Suite 1300, San Francisco, California, and at any adjournment or postponement thereof (the "Annual Meeting"). The Board of Directors has fixed January 28, 1997 as the record date (the "Record Date") for the Annual Meeting.

     This Proxy Statement, Notice of Annual Meeting, and the accompanying proxy cards are first being sent or given to stockholders on or about February 24, 1997.

Revocability of Proxies

     A stockholder giving a proxy has the power to revoke it at any time before its exercise by filing a notice of revocation, or another signed proxy with a later date, with the Secretary of the Company at the Company's principal executive offices: Purus, Inc., 600 California Street, Suite 1300, San Francisco, CA 94108. A stockholder may also revoke a proxy by attending the Annual Meeting and voting in person. Attendance by a stockholder at the Annual Meeting will not alone serve to revoke his, her or its proxy.

Solicitation

     Proxies in the form enclosed are being solicited by, or on behalf of, the Board of Directors. The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed proxy card and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers or employees of the Company. No separate compensation will be paid to these individuals for any such services.

Record Date and Voting

     Only holders of record of the Common Stock of the Company on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 666,193 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's authorized preferred stock were outstanding on such Date. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. If a quorum, consisting of a majority of the outstanding shares of Common Stock, is present at the Annual Meeting, in person or by proxy, the directors shall be elected by the affirmative vote of a plurality of the shares present at the Annual Meeting and entitled to vote thereon. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate votes cast in favor or withheld and broker non-votes. Votes that are withheld will be excluded entirely from the vote and have no effect. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business and will have no effect on the outcome of the election of directors.

Change of Control

     See "Certain Transactions" for a description of the resignation and replacement of a majority of the Company's Board of Directors in November 1996.

Share Ownership by Certain Beneficial Owners and Management

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of February 14, 1997 by (i) all persons who are beneficial owners of five percent or more of the Common Stock, (ii) each director who served at any time during the Company's 1996 fiscal year and nominee for director at the Annual Meeting, (iii) the Company's chief executive officers who served during fiscal year 1996, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Such information is based on (i) written statements made to the Company by such persons, and (ii) Schedules 13D and 13G filed with the Securities and Exchange Commission.

Principal Stockholders and Share Ownership by Management
--------------------------------------------------------

                                                 Number        Percent of
                                                  of          Total Shares
              Name and Address                  Shares        Outstanding<F1>
              ----------------               ------------     -------------
Rose Rita Graetz<F2>                               53,263             8.0 %

Great Eslyn Side Inc.<F2>                          41,699             6.3

James M. Harris                                    40,250             6.0
15140 Pepper Lane
Saratoga, CA 95070

Cofinvest 97 Ltd.<F2><F3>                          36,555             5.5
Friedli Corporate Finance AG<F2><F3><F4>           36,555             5.5

Alan Gelband                                       35,000             5.3
30 Lincoln Plaza
New York, NY 10023

Russell K. Burbank<F5>                                  0               *

Michael V. Dettmers<F5>                             2,000<F6>           *

Reinhard Siegrist<F5>                               1,000<F6>           *

Hans C. Ochsner<F5>                                 1,000<F6>           *

Donald D. Winstead<F5>                                  0               *

Joel R. Mesznik<F7>                                     0               *

All current directors and
officers as a group (4 persons)                     4,000<F8>           *

*Less than one percent.

<F1> Percentage of beneficial ownership is calculated based on 666,193 shares of Common Stock outstanding on January 28, 1997. This percentage also includes Common Stock of which such individual or entity has the right to acquire beneficial ownership within 60 days of February 14, 1997, including but not limited to the exercise of an option.
<F2> The business address of such person, for purposes hereof, is c/o
     Friedli Corporate Finance AG, Freigutstrasse 5, 8002 Zurich,
     Switzerland.
<F3> Friedli Corporate Finance AG and Cofinvest 97 Ltd. share beneficial ownership with respect to the shares set forth opposite their names.
<F4> The Company believes that holders of securities of the Company held beneficially by persons advised by Friedli Corporate Finance AG represent approximately 60% of the outstanding Common Stock of the Company. Holders of securities advised by Friedli Corporate Finance AG are likely to vote the same way on issues presented to them. Consequently, it is likely that such stockholders will be able to control all decisions requiring the vote of stockholders.
<F5> The business address of such person, for purposes hereof, is c/o
     Purus, Inc., 600 California Street, Suite 1300, San Francisco, CA 94108. Messrs. Burbank and Dettmers resigned as directors of the Company in November 1996, at which time Mr. Burbank also resigned as the Company's Chief Executive Officer, President and Chairman of the Board. Messrs. Siegrist, Ochsner and Winstead are the current director nominees.
<F6> Represents shares subject to stock options which are exercisable within 60 days of February 14, 1997.
<F7> The business address of such person, for purposes hereof, is 122 East
     42nd Street, 49th Floor, New York, NY 10168. Mr. Mesznik served as Chairman of the Board and Chief Executive Officer of the Company from November 21, 1996 until his resignation on January 21, 1997.
<F8> Includes 2000 shares subject to stock options which are exercisable within 60 days of February 14, 1997.

                               PURUS, INC.

               MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                  PROPOSAL ONE -- ELECTION OF DIRECTORS

     The persons named below are nominees for director to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. Messrs. Siegrist and Ochsner, two of the three nominees, are currently directors of the Company. The Certificate of Incorporation and ByLaws of the Company provide that the authorized number of directors shall be determined by resolution of the Board of Directors. The authorized number of directors is currently three. Proxies cannot be voted for a greater number of directors than three. Each person nominated for election has agreed to serve as a director if elected and management has no reason to believe that any nominee will be unavailable to serve. Proxies in the accompanying form will be voted at the Annual Meeting in favor of the election of each of the nominees named below unless authority to do so is withheld as to any individual nominee or all nominees. In the unexpected event that any nominee should become unable to serve as a director, proxies may be voted for the election of substitute nominees. Directors will be elected by a plurality of the votes cast by the holders of shares of Common Stock entitled to vote thereon who are present at the Annual Meeting in person or by proxy.

Nominees

     Set forth below is certain information regarding the nominees:

                                                  Year First Elected or
                     Name                 Age       Appointed Director
                     ----                 ---       ------------------
      Reinhard Siegrist<F1><F2>            49             1996
      Hans C. Ochsner<F1><F2>              37             1996
      Donald D. Winstead                   60               N/A
---------------

<F1> Member of the Audit Committee
<F2> Member of the Compensation Committee

     REINHARD SIEGRIST has been a director of the Company since May 1996. Mr. Siegrist has been an independent investor since 1989. From 1981 to 1989 he served as financial analyst, fund manager and head of the asset management team at a branch of Credit Suisse. Prior to 1981 he was controller for the Contraves division of Oerlikon Buhrle and an auditor at Schweizerische Treuhandgesellshaft & Coopers & Lybrand. Mr. Siegrist holds a Federal Diploma of Accounting of Switzerland.

     HANS C. OCHSNER has been an independent private investor since October 1996. From 1990 to September 1996, he served as the Head of Global Equities in the Asset Management Department of the Canton of Zurich. Prior to that, he held various positions at Bank Julius Baer & Co. AG, the Union Bank of Switzerland and Swiss Life insurance Company. Mr. Ochsner holds a degree in economics and business from Kaderschule Zurich in Zurich, Switzerland.

     DONALD D. WINSTEAD has been a business consultant since June 1991 in his capacity as sole proprietor of WINCO, Inc., a management consulting company. From April to December 1993, Mr. Winstead served as Chairman of the Board, Chief Executive Officer and Chief Financial Officer of CHS Electronics, Inc., a publicly-traded computer software and hardware company, of which Mr. Winstead currently serves as a director. From October 1993 to December 1994, Mr. Winstead served as Chief Executive Officer and a director of Inorganic Coatings, Inc., a specialty coatings company, of which he currently serves as a director. From October 1993 to June 1996, Mr. Winstead served as Chairman of the Board, Chief Executive Officer and Chief Financial Officer of Medical Resource Group, Inc., a supplier of air support therapy in the medical industry. Mr. Winstead holds a B.S. degree in Electrical Engineering from Ohio Northern University.

     There are no family relationships among the directors of the Company.

     The Board of Directors unanimously recommends a vote "FOR" the election of the three nominees named above as directors of the Company.

Board of Directors' Committees and Meetings

     During the fiscal year ended December 29, 1996, the Board of Directors held seven meetings and acted by unanimous written consent seven times. The Board of Directors has an Audit Committee and a Compensation Committee.

     In the beginning of fiscal year 1996, each of the Audit Committee and Compensation Committee consisted of two directors, Mr. Michael V. Dettmers and Mr. Henry Klehn, Jr. In May 1996, Mr. Klehn resigned from both Committees in connection with his resignation from the Board of Directors, and, in May 1996, Mr. Reinhard Siegrist was appointed to such Committees. In November 1996, Mr. Dettmers resigned from the Audit Committee and Compensation Committee in connection with his resignation from the Board of Directors, and, in November 1996, Mr. Hans Ochsner was appointed to such Committees. The Audit Committee is authorized to review the results and scope of the audit and other services provided by the Company's independent accountants, the need for internal auditing procedures, and the adequacy of internal controls. The Audit Committee held one meeting during fiscal year 1996.

     The Compensation Committee is authorized to establish the salaries, incentives and other forms of compensation for officers, to administer the various incentive compensation and benefit plans, including the Company's 1993 Stock Option Plan and 1995 Non-Employee Directors Stock Option Plan, and to recommend policies relating to such plans. The Compensation Committee held one meeting during fiscal year 1996.

     No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors or meetings of the Committees of the Board of Directors on which he served during fiscal year 1996.

Directors' Compensation

     The Company's directors do not currently receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings.

     Non-employee directors of the Company participate in the Company's 1995 Non-Employee Directors Stock Option Plan (the "1995 Directors Plan"), which was adopted by the Board of Directors in March 1995 and approved by the Company's stockholders in May 1995 at its Annual Meeting of Stockholders. Pursuant to the terms of the 1995 Directors Plan, option grants to purchase 1,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock on the grant date are automatically made on the date of each annual meeting of the Company's stockholders to the non-employee members of the Board of Directors who have served as a member of the Board of Directors for a period of at least six months prior to the date of the annual meeting, or in the case of members of the Board of Directors who are elected or appointed on or after the date of the annual meeting, an option grant to purchase 1,000 shares of Common Stock is automatically made on the date of such initial election or appointment.

     Accordingly, on May 23, 1996, the date of his appointment to the Board of Directors, Mr. Siegrist received an automatic grant for 1,000 shares of Common Stock at an exercise price of $3.50 per share. On November 20, 1996, the date of his appointment to the Board of Directors, Mr. Ochsner received an automatic grant for 1,000 shares of Common Stock at an exercise price of $4.00 per share.

     Each automatic option granted under the 1995 Directors Plan becomes exercisable immediately. However, any shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board of Directors service prior to vesting in those shares. Each option will vest, and the Company's repurchase right will lapse, in two equal installments over the optionee's period of continued service as a member of the Board of Directors, with the first such installment to vest upon the optionee's completion of one year of Board service measured from the grant date. The shares subject to each automatic option grant will immediately vest upon certain changes in the ownership or control of the Company and upon the optionee's death or permanent disability while serving as a member of the Board of Directors.

     Non-employee members of the Board of Directors who are not members of the Compensation Committee are also eligible to participate in the Company's 1993 Stock Option Plan. However, no options have been granted to any such non-employee member of the Board of Directors under that Plan.

Compensation Committee Interlocks and Insider Participation

     Russell K. Burbank, who served as the President, Chief Executive Officer and Chairman of the Board of Directors of the Company during fiscal year 1996, served on the compensation committee of the Board of Directors of Amnex, Inc. from October 1995 to August 1996.

                         EXECUTIVE COMPENSATION

                  Executive Officers of the Registrant

     The executive officers of the Company and their ages and positions as of February 14, 1997 are as follows:

            Name            Age      Position
            ----            ---      --------
   Russell K. Burbank       53       Interim Chief Executive Officer
   Stephen D. Mayer         42       Treasurer and Principal Financial and
                                     Accounting Officer

     RUSSELL K. BURBANK was elected Interim Chief Executive Officer of the Company on February 4, 1997. He also served as Chief Executive Officer, President, and a director of the Company from November 1994 to November 1996, and as Chairman of the Board of Directors of the Company from January 1995 to November 1996. Since November 19, 1996, Mr. Burbank has been an independent management consultant and has provided administrative and operations management services to the Company. From 1993 to 1994, Mr. Burbank was President and Chief Executive Officer of Applied Dielectrics, Inc., a producer of high frequency electronic circuits that filed a petition under Chapter 11 of the United States Bankruptcy Code in 1993. From 1989 to 1993, Mr. Burbank was President and Chief Executive Officer of Siva International, a manufacturer of solvent recycling equipment. From 1979 to 1989, Mr. Burbank served in several positions at Thermal Power Company, a geothermal energy subsidiary of Maxus Energy Corp., including Executive Vice President and President. From 1971 to 1979, Mr. Burbank served in several positions at Envirotech Corporation, a manufacturer of pollution control equipment. Mr. Burbank holds a B.S. in Chemical Engineering from the University of California, Berkeley and an M.B.A. from Stanford University.

     STEPHEN D. MAYER was elected Treasurer and Principal Financial and Accounting Officer of the Company in March 1996. Since 1986, Mr. Mayer has been founder and managing partner of the accounting firm of Burr, Pilger & Mayer and is responsible for the firm's audits, compilations and reviews, as well as other special business advisory services, including litigation support, bankruptcy, mergers and acquisitions, and financing. Prior to forming Burr, Pilger & Mayer, Mr. Mayer was an audit manager at Coopers & Lybrand from 1976 to 1986. Mr. Mayer is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. Mr. Mayer holds B.S. and M.B.A. degrees from the University of California, Berkeley.

Summary Compensation Table

     The following table sets forth information for fiscal years 1996, 1995 and 1994 with respect to the compensation earned by the two individuals who served as the Company's Chief Executive Officer during fiscal year 1996 (the "Named Executives"). No other executive officer of the Company earned in excess of $100,000 in the 1996 fiscal year.

                                                             Long-Term
                                                           Compensation
                                                              Awards/
                                                             Number of
                                  Annual Compensation                       Securities
                                 -------------------------  Underlying        Other
Principal Position             Year      Salary     Bonus    Option         Compensation
-------------------             ----     -------    ------    -------       -------------
Russell K. Burbank             1996      169,606         0     30,000<F2>   355,460<F3>
 President and                 1995      168,054         0     30,000<F4>         0
Chief Executive Officer<F1>    1994       19,038         0          0             0

Joel R. Mesznik,               1996         0            0        0          13,770<F6>
 Chief Executive Officer<F5>
----------------

<F1>   Mr. Burbank served as Chief Executive Officer, President, and a director of the
       Company from November 1994 to November 1996, when he resigned from such positions. He was elected Interim Chief Executive Officer of the Company in February 1997 and is
       currently serving in such position. See " -- Employment, Termination and Change in
       Control Arrangements."
<F2>   Represents the repricing of options granted in fiscal year 1995. See " -- Repricing of
       Options."
<F3>   Includes $349,980 paid to Mr. Burbank in connection with the termination of his employment with the Company and $5,480 paid by the Company with respect to health insurance premiums for the benefit of Mr. Burbank.
<F4>   Represents the number of options granted as adjusted to reflect the Company's one-for-ten reverse stock split effected in November 1995.
<F5>   Mr. Mesznik served as Chief Executive Officer of the Company from November 1996 to
       January 1997.
<F6>   Represents compensation earned by Mr. Mesznik in November and December 1996 in connection with his employment with the Company.

Stock Option Grants in Last Fiscal Year

     The table below sets forth information concerning grants of stock options to the Named Executives in the 1996 fiscal year.

                                Individual Grants                       Potential
                      ------------------------------------------     Realized Value at
                      Number of   % of Total                          Assumed Annual
                       Securities Options                             Rates of Stock Price
                       Underlying Granted to                          Appreciation
                       Options    Employees                          for Option Term<F1>
                       Granted    in Fiscal                          --------------------
         Name            (#)       Year     ($/Share)     Date      5%($)       10%($)
         ----         ---------  ---------   ---------  ------------------   ---------
Russell K. Burbank    20,000<F2>     42%       $3.50    01/31/05   $44,023   $111,562
                      10,000<F3>     21%       $3.50    04/03/05   $22,011   $ 55,781

Joel R. Mesznik           0          -           -          -        -          -
------------------

<F1> The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the ten (10)-year option term will be at the assumed 5% and 10% levels or at any other level.
<F2> Represents the repricing of stock options granted in fiscal year 1995 at an exercise price of
     $12.50 per share, exercisable in four (4) equal annual installments beginning on January 31,
     1995. See " -- Repricing of Options." Mr. Burbank exercised the vested portion of such options
     (5,000 shares) in fiscal year 1996. See " -- Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values." The unvested portion of such options were canceled upon the termination of Mr. Burbank's employment with the Company in November 1996. See " -- Employment,
     Termination and Change in Control Arrangements."
<F5> Represents the repricing of stock options granted in fiscal year 1995 at an exercise price of
     $7.81 per share, exercisable originally upon Mr. Burbank's completion of seven (7) years of service to the Company, measured from the grant date. However, vesting was subject to acceleration upon the Company's attainment of certain pre-determined performance goals in the
     1995 fiscal year. See " -- Repricing of Options." In March 1996, in addition to the repricing, the Compensation Committee accelerated the vesting of such options. Mr. Burbank exercised all of such options in fiscal year 1996. See " -- Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values."

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The table below sets forth information concerning the options exercised by the Named Executives in fiscal year 1996 and options held as of December 29, 1996 by such Named Executives.

                                                   Number of
                                                    Securities    Value of
                                                    Underlying   Unexercised
                                                  Unexercised    In-the-Monty
                          Shares                    Options at   Options at
                         Acquired                    FY-End         FY-End
                           on          Value      Exercisable/  Exercisable/
         Name         Exercise(#)   Realized($)  Unexercisable  Unexercisable
          -----       -----------   -----------    ------------  ------------
Russell K. Burbank       15,000     $20,625<F1>     0/0<F2>      $0/$0<F2>
Joel R. Mesznik            0              -            -              -
------------------

<F1> Based on the closing price of the option shares on October 9, 1996
     ($4.875 per share), the date of exercise.
<F2> The remainder of Mr. Burbank's stock options were canceled upon the termination of his employment with the Company on November 19, 1996. See " -- Employment, Termination and Change in Control Arrangements."

Repricing of Options

     The table below sets forth information concerning all stock option repricings held by any executive officer of the Company during the last ten completed fiscal years.

                                           Numberof      Market
                                          Securities   Price of     Exercise                Length of
                                          Underlying   Stock at     Price at      New        Original
                                           Options       Time of     Time of     Exercise   Option Term
                                           Repriced   Repricing   Repricing     Price      Remaining
           Name                Date         ($)          ($)          ($)        ($)        Repricing
            -----            -------     ----------    ----------  ----------   --------   -----------
Russell K. Burbank            3/26/96       20,000      3.50         12.50      3.50         9 years
                                            10,000      3.50          7.81      3.50         9 years

Employment, Termination and Change in Control Arrangements

     The Company entered into an employment agreement (the "Burbank Agreement") with Mr. Burbank in November 1994. Under the Burbank Agreement, Mr. Burbank received a base salary of $165,000 per year until May 11, 1995, when it was increased to $175,000 per year, and was eligible to receive an annual bonus at the discretion of the Compensation Committee.

     In July 1995, the Company adopted the Purus, Inc. Severance and Retention Plan (the "Plan") to govern the terms and conditions under which the Company would provide severance and/or retention benefits to certain eligible employees in connection with the termination of their employment with the Company. The Plan supersedes, and the benefits thereunder are in lieu of, all benefits offered under any and all prior severance, separation or salary continuation programs, plans or arrangements. Pursuant to the original terms of the Plan, Mr. Burbank was entitled to receive fifty-two
(52) weeks of base salary, payable in one lump sum, in the event of involuntary termination of his employment or the elimination of his position during the term of the Plan, provided that he execute a general release of all claims against the Company. In April 1996, the Company adopted Amendment No. 1 to the Plan to provide that the amount of such lump sum payment to Mr. Burbank be increased to one hundred four (104) weeks of base salary.

     On November 19, 1996, the Company entered into a Release and Consulting Agreement with Mr. Burbank in connection with the termination of his employment with the Company. The Release and Consulting Agreement superseded the Plan and provided, among other things, for (i) a lump-sum severance payment to Mr. Burbank in the amount of $250,000 plus accrued salary and vacation pay, (ii) severance payments payable in four monthly installments of $25,000 beginning on December 19, 1996 and, (iii) the purchase by a third party of 22,000 shares of Purus Common Stock, representing all of the Common Stock owned by Mr. Burbank, for $88,000. Also pursuant to such Agreement, Mr. Burbank resigned as President, Chief Executive Officer and Chairman of the Board of Directors of the Company, and entered into a Consulting Agreement with the Company (the "Consulting Agreement"). In accordance with the Consulting Agreement, which expires on March 19, 1997, Mr. Burbank agreed to provide a minimum of 60 hours of administrative and management consulting services to the Company per month, and is entitled to receive compensation in the amount of $150 per hour for each hour of services provided over 60 hours each month, up to a maximum of 60 additional hours. In addition, Mr. Burbank is entitled to reimbursement for expenses incurred in connection with such services. Mr. Burbank was elected as the Company's Interim Chief Executive Officer in February 1997. See "Certain Transactions."

     The Compensation Committee, as Administrator of the Company's 1993 Stock Option Plan, has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options granted thereunder to certain executive officers in connection with certain changes in control of the Company or the subsequent termination of an officer's employment following a change in control event.

Compensation Committee Report on Executive Compensation

     It is the responsibility of the Compensation Committee of the Board of Directors to make recommendations to the Board of Directors with respect to the base salary and bonuses to be paid to the Company's executive officers each fiscal year. In addition, the Compensation Committee has the authority to administer the Company's 1993 Stock Option Plan, under which grants of stock options may be made to such officers and other key employees. The following is a summary of the policies of the Compensation Committee which affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere herein.

     General Compensation Policy.

     Under the supervision of the Compensation Committee, the Company has developed a compensation policy which is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to the profitability of the Company. One of the Committee's primary objectives is to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of the Company as measured by his personal performance. Accordingly, each executive officer's compensation package is fundamentally comprised of three elements: (i) base salary which reflects individual performance and expertise and is designed to be competitive with salary levels in the industry and at similarly sized companies in the same geographic location as the Company; (ii) variable performance awards payable in cash and tied to the Company's achievement of certain goals; and
(iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     CEO Compensation

     Russell K. Burbank served as Chief Executive Officer and President of the Company during fiscal year 1996 from January to November 19, 1996. In determining Mr. Burbank's overall compensation package, the Compensation Committee considered the factors set forth above (see " -- General Compensation Policy"), putting particular emphasis on base salary and long-term incentive compensation. The base salary for Mr. Burbank in fiscal year 1996 resulted from direct negotiation between Mr. Burbank and the Compensation Committee, and, the Compensation Committee believes, closely reflected current market conditions for executives of Mr. Burbank's experience and expertise. As the long-term incentive portion of Mr. Burbank's compensation in fiscal year 1996, the Compensation Committee accelerated the vesting of stock options to purchase 10,000 shares of Common Stock which were originally granted to Mr. Burbank in fiscal year 1995 under the Company's 1993 Stock Option Plan. As originally granted, such options were to vest in full upon Mr. Burbank's completion of seven years of service to the Company commencing on the grant date, except that vesting was subject to acceleration upon the Company's attainment of certain pre-determined revenue, profitability and cash reserve levels in fiscal year 1995. During the course of fiscal year 1995, in light of the pending sale of substantially all of the Company's operating assets, the performance goals established as conditions for the accelerated vesting of Mr. Burbank's options ceased to be aligned with the development of the Company and no longer served as a meaningful personal incentive for Mr. Burbank to remain with the Company. Accordingly, the Compensation Committee established certain personal performance goals for Mr. Burbank for the 1995 fiscal year, which goals were attained, and the full vesting of such option shares was subsequently approved by the Compensation Committee in March 1996. Mr. Burbank resigned as Chief Executive Officer of the Company in November 1996.

     Option Repricings

     Also as part of the long-term incentive portion of Mr. Burbank's compensation in fiscal year 1996, the Compensation Committee, in March 1996, repriced stock options to purchase an aggregate of 30,000 shares of Common Stock granted to Mr. Burbank in fiscal year 1995 under the Company's 1993 Stock Option Plan (including 10,000 shares referred to under "CEO Compensation" above). Pursuant to such repricing, the exercise price of $7.81 per share, was amended to an exercise price of $3.50 per share. The Compensation Committee decided to reprice such options as a result of its determination that the trading price of the Common Stock was unlikely to reach $7.81 or $12.50 at any time in the near future in light of the fact that the Company had entered into an agreement to sell substantially all of its operating assets. In addition, the Compensation Committee believed that the apparent inability of the trading price of the Common Stock to reach the option exercise price was not principally a result of the efforts, or lack thereof, by Mr. Burbank as Chief Executive Officer of the Company. By repricing the option at an exercise price of $3.50, a more realistic trading price, the Compensation Committee believed that such options would provide an incentive to Mr. Burbank to perform his duties for the Company to the best of his ability.

     Compliance with Internal Revenue Code Section 162(m).

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held corporations for compensation exceeding $1 million paid to certain of the corporation's executive officers. The cash compensation to be paid to the Company's executive officers for fiscal 1996 did not exceed the $1 million limit per officer. The Company's 1993 Stock Option Plan has been amended to limit the maximum number of shares of Common Stock for which any one participant may be granted stock options over the remaining term of that plan so that any compensation deemed paid to an executive officer when he or she exercises an outstanding option under that plan should qualify as performance-based compensation which would not be subject to the $1 million limitation.

     Compensation Committee

     s/Reinhard Siegrist.
     s/Hans C. Ochsner

                          STOCK PERFORMANCE GRAPH

     The Company's Common Stock was publicly traded for the first time on November 9, 1993. The graph depicted below compares the cumulative total stockholder return (assuming reinvestment of dividends) on the Company's Common Stock, from December 31, 1993 through December 31, 1996, with the cumulative total return of the Environmental Business Journal ("EBJ") Stock Index consisting of peer group companies *, and the Nasdaq Composite Index, each assuming $100 invested on December 31, 1993.

Comparison of Cumulative Total Return
(Index = 100 beginning on 12/31/93)

               12/31   3/31   6/30   9/30  12/31   3/31   6/30   9/30  12/31   3/31   6/30   9/30  12/31
INDEX           1993   1994   1994   1994   1994   1995   1995   1995   1995   1996   1996   1996   1996
------         -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----
Purus          100.0   86.5   53.8   44.2   10.6    5.3    7.2    3.8    1.6    2.9    3.3    4.0    3.1
EBJ            100.0  103.3   93.3   93.5   91.2   84.4   90.2   91.7   90.3   95.2   97.6   92.1   95.4
Nasdaq         100.0   95.7   90.9   98.4   96.8  105.2  120.2  134.3  135.4  141.8  152.5  158.3  166.2
-----------

* Although the Company sold substantially all of its assets representing its environmental pollution control business in April 1996, the Company knows of no other line-of-business index or group of peer issuers that would provide a more meaningful basis for comparison than the EBJ Stock Index.

                           CERTAIN TRANSACTIONS

     In March 1996, the Company retained The Dettmers Consulting Group ("DCG"), of which Mr. Dettmers is a principal, to provide services with respect to the wind-down of the Company's operations. For the services provided to the Company, DCG was paid $5,000.00.

     Beginning in November, 1995, the Company retained the accounting firm of Burr, Pilger & Mayer ("BPM") of which Stephen D. Mayer, the Company's Treasurer and Principal Financial and Accounting Officer, is a managing partner, for financial, accounting and administrative services. For the services provided to the Company in fiscal year 1996, BPM was paid $144,000.

     On or about November 5, 1996, a group of holders of the Company's Common Stock represented by the Purus Stockholders' Protective Committee (the "Committee") sent to the Company's stockholders notice of a special meeting of stockholders to be held on December 3, 1996 (the "Special Meeting"), two days prior to the originally scheduled date of the Annual Meeting, together with a proxy statement describing the Committee's proposal to remove two of the three directors of the Company. In addition, on or about November 11, 1996, the Committee sent to the Company's stockholders another proxy statement with the intention of preventing the establishment of a quorum at the Annual Meeting. The Committee sought to remove, and prevent the election at the Annual Meeting of, a majority of the existing directors of the Company because it believed that (i) recent actions of the Board had been a principal cause of the Company's poor financial performance and (ii) payment of a distribution in the amount of $3.00 per share to all stockholders of record on December 12, 1996 (the "Distribution"), as proposed by the Board for stockholder ratification at the Annual Meeting, would drain the Company of the resources necessary for it to expand and develop.

     On November 19, 1996, prior to the date scheduled for the Annual Meeting, Russell K. Burbank and Michael V. Dettmers, two of the three directors of the Company, resigned from the Board. Concurrently, Mr. Burbank entered into a Release and Consulting Agreement with the Company pursuant to which his employment by the Company as Chief Executive Officer thereof terminated. See " -- Employment, Termination and Change in Control Arrangements." On November 20, 1996, Reinhard Siegrist, the sole remaining director, appointed Joel R. Mesznik and Hans C. Ochsner to fill the vacancies in the Board created by the resignations of Messrs. Burbank and Dettmers. On November 21, 1996, Mr. Mesznik was elected Chairman of the Board and President and Chief Executive Officer of the Company and, on November 25, 1996, the Company announced that it had postponed the Annual Meeting in order to give the new directors time to examine the Company's operating plan and the prudence of paying the Distribution. Also on November 25, the Committee announced the cancellation of the Special Meeting and the discontinuation of its proxy solicitation.

     On January 21, 1996, Mr. Mesznik resigned as Chairman of the Board, President and Chief Executive Officer of the Company. On February 4, 1997, the size of the Board of Directors was decreased from three to two, Mr. Burbank was appointed Interim Chief Executive Officer and the Board of Directors rescinded the distribution as a result of its determination that payment thereof was not in the best interests of the Company and its stockholders. On February 19, 1997, the size of the Board of Directors was increased to three, and Donald D. Winstead was nominated for election at the Annual Meeting to fill the vacancy. The Company is currently searching for a permanent Chief Executive Officer.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company and beneficial owners of more than 10% of the Company's outstanding Common Stock are required to file certain reports with the Securities and Exchange Commission with respect to their ownership of Common Stock. Based upon (i) copies of
Section 16(a) reports which the Company received from such persons and (ii) written representations received from certain of such persons that no annual Form 5 reports were required to be filed by them, the Company believes that all required Section 16(a) reports were filed in a timely manner.

         SUBMISSION OF STOCKHOLDER PROPOSALS - 1998 ANNUAL MEETING

     Any proposal which is intended to be presented by any stockholder for action at the Company's 1998 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at the Company's principal executive offices at 600 California Street, Suite 1300, San Francisco, California 94108, a reasonable time prior to the Company's solicitation of proxies in connection with the 1998 Annual Meeting of Stockholders in order for such proposal to be considered for inclusion in the Proxy Statement and form of proxy relating to such Meeting.

                           INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP has audited the Company's financial statements annually since fiscal year 1992. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, to have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                               OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration of the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

     By Order of the Board of Directors

     Reinhard Siegrist
     Director

Dated: February 24, 1997